Exhibit 10.4

EXECUTION VERSION

OPTION AGREEMENT

This OPTION AGREEMENT (the “Agreement”), dated as of February 10, 2017, by and among iFresh Inc. (the “Purchaser”), Long Deng (“Deng”) and each of the entities listed on the signature page hereto (each an “Option Company” and, collectively, the “Option Companies”).

WITNESSETH:

A.	The Purchaser, E-Compass Acquisition Corp., then the parent company of Purchaser, iFresh Merger Sub Inc., a wholly-owned subsidiary of Purchaser (“Merger Sub”), NYM Holding, Inc. (the “Company”), the stockholders of the Company (each a “Stockholder” and collectively the “Stockholders”) and Deng as the representative of the Stockholders, entered into a Merger Agreement, dated July 25, 2016 (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company;

B.	The Option Companies own and operate each of the stores listed on Exhibit A attached hereto (the “Business”); and

C.	In consideration of Purchaser entering into the Merger Agreement, Deng has agreed to grant Purchaser the option to purchase the Option Companies on the terms and conditions specified herein.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties accordingly agree as follows:

ARTICLE I
DEFINITIONS

The following terms, as used herein, have the following meanings:

1.1 “Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

1.2 “Authority” means any governmental, regulatory or administrative body, agency or authority, any court or judicial authority, any arbitrator, or any public, private or industry regulatory authority, whether international, national, Federal, state, or local.

1.3 “Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, U.S.A. are authorized to close for business.

1.4 “Equity Interests” means all of the outstanding equity interests (including the common stock) in each Option Company.

1.5 “Material Adverse Change” and “Material Adverse Effect” mean, with respect to the parties hereto, any change, event or effect that individually or when taken together with all other changes, events and effects (financial or otherwise) that have occurred prior to the date of determination, is or is reasonably likely to be material and adverse to the operations, assets, liabilities, business or financial condition of the parties hereto or any Option Company’s Property owned thereby.

1.6 “Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

1.7 “SEC” means the Securities and Exchange Commission.

ARTICLE II

TERMS AND CONDITIONS OF THE PURCHASE AND SALE

2.1 Option.

(a) Deng hereby grants the Purchaser, or its assignees, the option to require Deng to sell to the Purchaser, or its assignees, the Equity Interests during the Option Period (as defined below) (the “Option”), provided that the Purchaser may not purchase fewer than all of the Equity Interests of an Option Company. In order to exercise the Option, the Company shall deliver to Deng a written notice indicating that it wishes to exercise the Option and the Option Company or Option Companies it wishes to acquire. The “Option Period” will begin on the date hereof and terminate on the earlier of the date the Option is exercised and March 31, 2017 (the “Option Due Date”). For the avoidance of doubt, the Purchaser may elect to exercise the Option in installments by purchasing one or more of the Option Companies at a time during the Option Period.

(b) In consideration for the Equity Interests, the Purchaser shall pay Deng $2.5 million in cash minus any liabilities owed to the Company or any of its subsidiaries by the applicable Option Company as of the Closing Date relating to the Business (the “Consideration”). The dollar amount of any such liabilities shall be determined by Purchaser and shall be agreed upon by the parties at least 15 days prior to such Closing (as defined below). In the event that the parties do not agree on the amount of liabilities, the applicable Closing shall take place and the disputed amount shall be placed in escrow with an escrow agent mutually agreeable to Deng and the Company.

2.2 Closing. Subject to the terms and conditions of this Agreement, each closing of the Option (each a “Closing” and collectively, the “Closings”) shall take place no later than the second Business Day after the last of the conditions to the Closing set forth in Article IV have been satisfied or waived (the date and time at which a Closing is actually held being a “Closing Date”). At each Closing, as the case may be:

(a) Deng shall transfer all of the outstanding Equity Interests in the applicable Option Company to the Purchaser.

(b) Deng shall receive the Consideration.

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c)  Deng and the applicable Option Company shall issue a certificate to the Purchaser dated as of a date within five Business Days of the Closing Date making representations and warranties about the Business equivalent to the representations and warranties made by the Company and the Stockholders in the Merger Agreement.

ARTICLE III

COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

3.1  Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or desirable under applicable laws, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

3.2  Conduct of the Business.

(a) From the date hereof through each Closing Date, the Option Companies shall conduct the Business only in the ordinary course (including the payment of accounts payable and the collection of accounts receivable), consistent with past practices, and shall not enter into any material transactions without the prior written consent of Purchaser, and shall use its best efforts to preserve intact its business relationships with employees, clients, suppliers and other third parties. Without limiting the generality of the foregoing, from the date hereof until and including each Closing Date, without Purchaser’s prior written consent (which shall not be unreasonably withheld), each Option Company shall not:

(i) amend, modify or supplement its certificate of incorporation and bylaws or other organizational or governing documents;

(ii) make any capital expenditures in excess of $1,000,000 (individually or in the aggregate);

(iii) sell, lease, license or otherwise dispose of any of the Option Company’s assets except (1) pursuant to existing contracts or commitments disclosed herein and (2) sales of inventory in the ordinary course consistent with past practice;

(iv) accept returns of products sold from inventory except in the ordinary course, consistent with past practice;

(v) pay, declare or promise to pay any dividends or other distributions with respect to its capital stock, or pay, declare or promise to pay any other payments to any stockholder of the Option Company;

(vi) suffer or incur any lien on the Option Company’s assets;

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(vii) suffer any damage, destruction or loss of property related to any of the Option Company’s assets, whether or not covered by insurance;

(viii) merge or consolidate with or acquire any other Person or be acquired by any other Person;

(ix) suffer any insurance policy protecting any of the Option Company’s assets to lapse;

(x) make any change in its accounting principles or methods or write down the value of any inventory or assets;

(xi) change the place of business or jurisdiction of organization of the Option Company;

(xii) extend any loans other than travel or other expense advances to employees in the ordinary course of business not to exceed $1,000 individually or $10,000 in the aggregate;

(xiii) issue, redeem or repurchase any capital stock, membership interests or other securities, or issue any securities exchangeable for or convertible into any shares of its capital stock;

(xiv) effect or agree to any change in any practices or terms, including payment terms, with respect to customers or suppliers;

(xv) make or change any material tax election or change any annual tax accounting periods; or

(xvi) agree to do any of the foregoing.

(b) No Option Company shall (i) take or agree to take any action that might make any representation or warranty of the Option Company inaccurate or misleading in any respect at, or as of any time prior to, any Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any respect at any such time.

3.3 Access to Information.

(a)  From the date hereof until and including each Closing Date, each Option Company shall, to the best of its ability, (i) continue to give the Purchaser, its legal counsel and other representatives full access to the offices, properties and, books and records, (ii) furnish to the Purchaser, its legal counsel and other representatives such information relating to the Business as such Persons may request and (iii) cause the employees, legal counsel, accountants and representatives of the Option Company to cooperate with Purchaser in its investigation of the Business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Option Company and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the Business of the Option Company.

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ARTICLE IV

CONDITIONS TO CLOSING

4.1  Condition to the Obligations of the Parties. The obligations of all of the parties to consummate each Closing are subject to the satisfaction of all the following conditions: (a) no provision of any applicable law, and no judicial order, shall prohibit or impose any condition on the consummation of any such Closing, and (b) there shall not be any pending action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of any such Closing.

4.2  Conditions to Obligations of Purchaser. The obligations of Purchaser to consummate each Closing are subject to the satisfaction, or the waiver at the Purchaser’s discretion, of the following further conditions:

(a) Each of Deng and the applicable Option Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to such Closing Date.

(b) All of the representations and warranties of Deng and the applicable Option Company contained in this Agreement and in any certificate or other writing delivered by Deng or the applicable Option Company pursuant hereto, disregarding all qualifications and expectations contained therein relating to materiality or Material Adverse Effect, regardless of whether it involved a known risk, shall be true and correct in all material respects at and as of such Closing Date, as if made at and as of such date.

(c) Purchaser shall have received certificates signed by Deng and an authorized officer of each applicable Option Company to the effect set forth in clauses (a) and (b) of this Section 4.2.

ARTICLE V

INDEMNIFICATION

5.1  Indemnification of Deng. Purchaser hereby agrees to indemnify and hold harmless Deng, each of his Affiliates and each of his partners, employees, attorneys and agents and permitted assignees (the “Deng Indemnitees”), against and in respect of any and all out-of-pocket loss, cost, payments, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by any Deng Indemnitee as a result of or in connection with any breach, inaccuracy or nonfulfillment or the alleged breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of Purchaser contained herein or any certificate or other writing delivered pursuant hereto.

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5.2  Indemnification of Purchaser. Deng hereby agrees to indemnify and hold harmless Purchaser, each of its Affiliates, and each of their members, managers, partners, directors, officers, employees, attorneys and agents and permitted assignees (the “Purchaser Indemnitees”) against and in respect of any Losses incurred or sustained by any Purchaser Indemnitee as a result of any breach, inaccuracy or nonfulfillment or the alleged breach, of any of the representations, warranties and covenants of Deng or the Option Companies contained herein or in any certificate or other writing delivered pursuant hereto.

5.3 Indemnification Procedures. The following procedures shall apply with respect to all claims by either a Deng Indemnitee or a Purchaser Indemnitee (an “Indemnified Party”) for indemnification:

(a) An Indemnified Party shall give the Purchaser or Deng, as applicable, prompt notice (an “Indemnification Notice”) of any third-party action with respect to which such Indemnified Party seeks indemnification pursuant to Section 5.1 or 5.2 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 5.1 or 5.2, except to the extent such failure materially and adversely affects the ability of Purchaser or Deng, as applicable (any of such parties, “Indemnifying Parties”) to defend such claim or increases the amount of such liability.

(b) In the case of any Third-Party Claims as to which indemnification is sought by any Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Parties, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Parties, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within ten (10) days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 5.1 or 5.2 are applicable to such action and the Indemnifying Parties will indemnify such Indemnified Party in respect of such action pursuant to the terms of Section 5.1 or 5.2 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Parties liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Parties to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to such Indemnified Party to conduct the defense of such Third-Party Claim.

(c) If the Indemnifying Parties assume the defense of any such Third-Party Claim pursuant to Section 5.3(b), then the Indemnified Party shall cooperate with the Indemnifying Parties in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Parties and their legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Parties so assume the defense of any such Third-Party Claim the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Parties have agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and an Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Parties in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Parties.

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(d) If the Indemnifying Parties elect to assume the defense of any Third- Party Claim pursuant to Section 5.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Parties withdraw from or fail to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Parties do not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Parties fail to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Parties’ expense. Notwithstanding anything to the contrary, the Indemnifying Parties shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Parties) shall be entitled to have sole control over, the defense or settlement of (i) that part of any Third Party Claim (x) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (y) to the extent such Third Party Claim involves criminal allegations against the Indemnified Party or (ii) the entire Third Party Claim if such Third Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed.

(e) If the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 5.1 or 5.2 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Parties prompt written notice thereof and the Indemnifying Parties shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Parties’ expense. The Indemnifying Parties shall not, without the prior written consent of such Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against such Indemnified Party, (ii) in which such Third Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to such Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts.

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5.4  Periodic Payments. Any indemnification required by Section 5.1 or 5.2 for costs, disbursements or expenses of any Indemnified Party in connection with investigating, preparing to defend or defending any action shall be made by periodic payments by the Indemnifying Parties to each Indemnified Party during the course of the investigation or defense, as and when bills are received or costs, disbursements or expenses are incurred.

5.5  Insurance. Any indemnification payments hereunder shall take into account any insurance proceeds or other third party reimbursement actually received.

5.6  Survival of Indemnification Rights. The representations and warranties of Purchaser, each Option Company and Deng shall survive until the twelve (12) months following the last Closing.

ARTICLE VI

DISPUTE RESOLUTION

6.1 Arbitration.

(a) The parties shall promptly submit any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance, or enforcement of this Agreement) or any alleged breach thereof (including any action in tort, contract, equity, or otherwise), to binding arbitration before one arbitrator (“Arbitrator”), shall be binding, final and non-appealable and not subject to this Section 6.1. The parties agree that binding arbitration shall be the sole means of resolving any dispute, claim, or controversy arising out of or relating to this Agreement (including with respect to the meaning, effect, validity, termination, interpretation, performance or enforcement of this Agreement) or any alleged breach thereof (including any claim in tort, contract, equity, or otherwise).

(b) If the parties cannot agree upon the Arbitrator, the Arbitrator shall be selected by the New York, New York chapter head of the American Arbitration Association upon the written request of either side. The Arbitrator shall be selected within thirty (30) days of such written request.

(c) The laws of the State of New York shall apply to any arbitration hereunder. In any arbitration hereunder, this Agreement and any agreement contemplated hereby shall be governed by the laws of the State of New York applicable to a contract negotiated, signed, and wholly to be performed in the State of New York, which laws the Arbitrator shall apply in rendering his decision. The Arbitrator shall issue a written decision, setting forth findings of fact and conclusions of law, within sixty (60) days after he shall have been selected. The Arbitrator shall have no authority to award punitive or other exemplary damages.

(d) The arbitration shall be held in New York, New York in accordance with and under the then current provisions of the rules of the American Arbitration Association, except as otherwise provided herein.

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(e) On application to the Arbitrator, any party shall have rights to discovery to the same extent as would be provided under the Federal Rules of Civil Procedure, and the Federal Rules of Evidence shall apply to any arbitration under this Agreement; provided, however, that the Arbitrator shall limit any discovery or evidence such that his decision shall be rendered within the period referred to in Section 6.1(c).

(f) The Arbitrator may, at his discretion and at the expense of the parties who will bear the cost of the arbitration, employ experts to assist him in his determinations.

(g) The costs of the arbitration proceeding and any proceeding in court to confirm any arbitration award, as applicable (including actual attorneys’ fees and costs), shall be borne by the unsuccessful party and shall be awarded as part of the Arbitrator’s decision, unless the Arbitrator shall otherwise allocate such costs in such decision. The determination of the Arbitrator shall be final and binding upon the parties and not subject to appeal.

(h) Any judgment upon any award rendered by the Arbitrator may be entered in and enforced by any court of competent jurisdiction. The parties expressly consent to the exclusive jurisdiction of the courts (Federal and state) in New York, New York to enforce any award of the Arbitrator or to render any provisional, temporary, or injunctive relief in connection with or in aid of the Arbitration. The parties expressly consent to the personal and subject matter jurisdiction of the Arbitrator to arbitrate any and all matters to be submitted to arbitration hereunder. None of the parties hereto shall challenge any arbitration hereunder on the grounds that any party necessary to such arbitration (including the parties hereto) shall have been absent from such arbitration for any reason, including that such party shall have been the subject of any bankruptcy, reorganization, or insolvency proceeding.

(i) The parties shall indemnify the Arbitrator and any experts employed by the Arbitrator and hold them harmless from and against any claim or demand arising out of any arbitration under this Agreement or any agreement contemplated hereby, unless resulting from the willful misconduct of the person indemnified.

(j) This arbitration section shall survive the termination of this Agreement and any agreement contemplated hereby.

6.2 Waiver of Jury Trial; Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT.

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(b) Each of the parties to this Agreement acknowledges that each has been represented in connection with the signing of this Agreement by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

6. 3  Attorneys’ Fees. The unsuccessful party to any action arising out of this Agreement that is not resolved by arbitration under Section 6.1 shall pay to the prevailing party all attorneys’ fees and costs actually incurred by the prevailing party, in addition to any other relief to which it may be entitled. As used in this Section 6.3 and elsewhere in this Agreement, “actual attorneys’ fees” or “attorneys’ fees actually incurred” means the full and actual cost of any legal services actually performed in connection with the matter for which such fees are sought, calculated on the basis of the usual fees charged by the attorneys performing such services, and shall not be limited to “reasonable attorneys’ fees” as that term may be defined in statutory or decisional authority.

ARTICLE VII
TERMINATION

7.1 Termination Upon Default.

(a) Deng may terminate this Agreement by giving notice to the Purchaser on or prior to any Closing Date, without prejudice to any rights or obligations Deng may have, if Purchaser shall have materially breached any representation or warranty or breached any agreement or covenant contained herein on or prior to such Closing Date, and in either case, such breach is not cured within ten (10) days following receipt by the Purchaser of a notice describing in reasonable detail the nature of such breach.

(b) The Purchaser may terminate this Agreement by giving notice to Deng, without prejudice to any rights or obligations Purchaser or Company may have, if Deng shall have materially breached any of its covenants, agreements, representations, and warranties contained herein to be performed on or prior to any Closing Date and such breach shall not be cured by ten (10) days following receipt by Deng of a notice describing in reasonable detail the nature of such breach.

(c) In the event this Agreement is terminated by Deng pursuant to Section 7.1(a), Purchaser shall be responsible for paying all of its own expenses and those of Deng and each Option Company incurred in connection with this Agreement.

(d) In the event this Agreement is terminated by the Purchaser pursuant to Section 7.1(b), Deng shall be responsible for paying all of its own expenses and the expenses of Purchaser incurred in connection with this Agreement.

7.2 Survival. The provisions of Section 6.3, as well as this Article VII, shall survive any termination hereof.

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ARTICLE VIII

MISCELLANEOUS

8.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 4:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 4:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Purchaser, to:

iFresh Inc.

7 Times Square

New York, NY 10036

Attention: Richard Xu

Telecopy: 646-912-8918

if to Deng, to:

2-39 54th Avenue

Long Island City, NY 11101

Attn: Long Deng

Fax: 718-628-3822

if to Option Companies, to:

2-39 54th Avenue

Long Island City, NY 11101

Attn: Long Deng

Fax: 718-628-3822

8.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each party, or terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

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(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

8.3 Arms’ Length Bargaining; no Presumption Against Drafter. This Agreement has been negotiated at arms-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

8.4 Publicity. Except as required by law, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto.

8.5 Expenses. Except as otherwise expressly set forth herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

8.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

8.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the state of New York, without giving effect to the conflict of laws principles thereof.

8.8 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which shall constitute one agreement. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties.

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8.9 Entire Agreement. This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, warranty or agreement of any person in entering into this Agreement, prior or contemporaneous, except those expressly stated herein.

8.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

8.11 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;“ “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by party.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

8.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

8.13 Third Party Beneficiaries. Neither this Agreement nor any provision hereof confers any benefit or right upon or may be enforced by any Person not a signatory hereto.

[The remainder of this page intentionally left blank; signature pages to follow]

13

IN WITNESS WHEREOF, Deng, Purchaser and the Option Companies have each caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DENG:
/s/ Long Deng
Long Deng

PURCHASER:
iFresh Inc.

By:
Name:
Title:
OPTION COMPANIES:

New York Mart, Inc., Pacific Supermarket, Inc.,
New York Mart MD, Inc., New York
Mart N. Miami, Inc.

NEW YORK MART, INC.

	By:	/s/ Long Deng
Name: Long Deng
Title: President

PACIFIC SUPERMARKET, INC.

	By:	/s/ Long Deng
Name: Long Deng
Title: President

14

IN WITNESS WHEREOF, Deng, Purchaser and the Option Companies have each caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

DENG:

Long Deng

PURCHASER:
iFresh Inc.

	By:	/s/ Richard Xu
Name: Richard Xu
Title: CEO
OPTION COMPANIES:

New York Mart, Inc., Pacific Supermarket, Inc.,
New York Mart MD, Inc., New York
Mart N. Miami, Inc.

NEW YORK MART, INC.

By:
Name:
Title:

PACIFIC SUPERMARKET, INC.

By:
Name:
Title:

15

NEW YORK MART MD, INC.

By:	/s/ Long Deng
Name: Long Deng
Title: President

NEW YORK MART N. MIAMI, INC.

By:	/s/ Long Deng
Name: Long Deng
Title: President

16

EXECUTION VERSION

EXHIBIT A

New York Mart, Inc., (Little Neck, New York)

Pacific Supermarket, Inc. (Queens, New York)

New York Mart MD, Inc. (Rockville, Maryland)

New York Mart N. Miami, Inc. (N Miami Beach, Florida)

1